EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     10/1/97 (beginning of Quarter)                             2,451,729
     12/31/97 (end of Quarter)                                  2,451,729
                                                               ----------
     Weighted Average                                           2,451,729
                                                               __________
     Net Profit                                                   670,023
                                                               __________
     Loss/share                                                      0.27